Exhibit 10.13


                                                                EXECUTION COPY

                            PARTICIPATION AGREEMENT

            This PARTICIPATION AGREEMENT (this "Agreement") is entered into as of September 7, 2004, by and between FRIEDMAN'S INC., a Delaware corporation (the "Company"), and JEWELRY INVESTORS II, L.L.C., a Delaware limited liability company (together with its successors and assigns, the "Investor").

            WHEREAS, the Investor is participating in a restructuring (the "Restructuring") of the Company's Amended and Restated Credit Agreement, dated as of August 28, 2002, as amended, by and among the lending institutions parties thereto (the "Existing Lenders"), The CIT Group/Business Credit, Inc., PNC Bank, N.A., Bank of America, N.A. (the "Agent"), the Company and certain of its subsidiaries, pursuant to which it is providing to the Company a term loan in the amount of $67,500,000;

            WHEREAS, as a condition to the closing of the Restructuring (the "Closing") and to induce the Investor to consummate the Restructuring, the Company desires to provide Investor with certain rights to participate in any offering of the Company's Equity Securities (as defined below) and any sale of the Company's Receivables (as defined below) as more fully described herein.

            NOW, THEREFORE, for and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Definitions. Capitalized terms used and not otherwise defined herein have the meanings set forth in this Section 1.

            (a) "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person and the term "control" (including (with correlative meanings) the terms "controlling," "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            (b) "Closing" has the meaning set forth in the recitals of this Agreement.

            (c) "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company, and any other securities issued in replacement of or exchange for such shares in any reclassification, recapitalization, reorganization, merger, consolidation, share exchange, business combination or similar transaction.

            (d) "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company, and any other securities issued in replacement of or exchange for such shares in any reclassification, recapitalization, reorganization, merger, consolidation, share exchange, business combination or similar transaction.

            (e) "Common Stock Equivalents" shall mean any options, warrants, rights or convertible securities exercisable or exchangeable for or convertible into shares of Common Stock, including, without limitation, Class B Common Stock, but excluding rights to acquire preferred stock issued pursuant to a Shareholders' Rights Plan.

            (f) "Equity Offering" shall mean any issuance, offer, sale, assignment or other transfer by the Company (each, a "Transfer") of Equity Securities to any Person other than the issuance of (i) shares of Common Stock or Common Stock Equivalents (A) as compensation to directors, officers, employees and agents of and consultants to the Company or any of its subsidiaries; (B) in connection with any merger, reorganization, acquisition or similar business combination transaction; (C) upon exercise, conversion or exchange of any Common Stock Equivalent; or (D) in settlement of any claim or cause of action against the Company or any of its subsidiaries, or (ii) rights to acquire preferred stock of the Company that are issued pro-rata to all holders of Common Stock and Class B Common Stock pursuant to a shareholders' rights plan (a "Shareholders' Rights Plan"); provided, however, that the issuance of such shares of preferred stock and shares of Common Stock or Common Stock Equivalents issuable upon the conversion of or the exercise of rights under such preferred stock shall be an Equity Offering.

            (g) "Equity Securities" shall mean any (i) Common Stock, (ii) Class B Common Stock, (iii) any Common Stock Equivalents, and
                 (iv) any other class of shares that is listed on any national securities exchange, automated interdealer quotation system, over-the-counter bulletin board or pink sheets or any similar system after the date of the Closing.

            (h) "Person" shall mean an individual, proprietorship, trust, estate, personal, representative, partnership, limited liability company, joint venture, association, company, corporation, government agency or other legal entity.

            (i) "Receivables" shall mean (i) the indebtedness and payment obligations of any Person (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto, or (ii) notes, trust certificates, membership interests or other equity interests of any special purpose vehicle that is formed to acquire and does acquire Receivables in a securitization transaction.

            (j) "Receivables Offering" shall mean the Transfer, in a private placement, underwritten offering or other disposition of (i) all or any portion of the Receivables of the Company or any subsidiary of the Company to any Person, including, but not limited to, a subsidiary of the Company, that results in, upon completion of such Transfer, such Receivables being removed from the consolidated balance sheet of the Company, or (ii) notes, trust certificates, membership interests or other equity interests of any special purpose vehicle that is formed to acquire and does acquire Receivables in a securitization transaction.

            (k)  "Shareholders' Rights Plan" has the meaning set forth in
                 Section 1(f)(ii).

            (l) "Transfer" has the meaning set forth in Section 1(f), and the term "Transferred" has a meaning correlative thereto.

       2.   Equity Offering Participation Interest.

            (a) The Company agrees that, until the sixth (6th) anniversary of the date of this Agreement, it shall not consummate any Equity Offering unless the Investor is provided an opportunity to purchase up to twenty percent (20%) of the Equity Securities offered pursuant to such Equity Offering and all of the procedures, terms and conditions of this Section 2 are complied with.

            (b) Commencing on the date of the Closing, if the Company desires to commence an Equity Offering (a "Proposed Equity Offering"), then the Company shall provide to Investor, at least thirty (30) days prior to the proposed closing date of such Proposed Equity Offering, a notice (an "Equity Offering Notice") which describes in reasonable detail the Proposed Equity Offering, including, without limitation, (i) a description of the Equity Securities proposed to be offered (the "Offered Securities"), (ii) the identity of the prospective offeree(s) and (iii) the consideration and the material terms and conditions upon which such Proposed Equity Offering is to be made. The Equity Offering Notice shall also include a copy of any written proposal, term sheet or letter of intent or other document or agreement relating to the Proposed Equity Offering.

            (c) Subject to Section 2(f), Investor shall have the right for a period of twenty (20) days following receipt of an Equity Offering Notice to deliver a notice to the Company (an "Equity Offering Exercise Notice") specifying that Investor elects to participate in such Proposed Equity Offering. The Equity Offering Exercise Notice shall set forth the number, up to twenty percent (20%), of the aggregate number of Offered Securities to be purchased by the Investor in such Proposed Equity Offering (the "Equity Purchase Amount").

            (d) If Investor delivers an Equity Offering Exercise Notice within such twenty (20) day period, then the Investor shall, at the closing of such Proposed Equity Offering, be entitled to purchase the number of Equity Securities equal to the Equity Purchase Amount, such purchase to be on the same terms and conditions as those applicable to the other purchasers in such Proposed Equity Offering; provided, however, that such terms and conditions shall be no less favorable to the Investor than the terms and conditions set forth in the Equity Offering Notice.

            (e) Subject to Section 2(f), if the Investor has not timely delivered an Equity Offering Exercise Notice, the Company may, for a period of ninety (90) days from the giving of the Equity Offering Notice, proceed with the Proposed Equity Offering, provided that the terms and conditions are not more favorable to the purchasers of Equity Securities than the terms and conditions set forth in the Equity Offering Notice. In the event that (i) the Proposed Equity Offering is not completed within such ninety (90) day period or
(ii) the terms and conditions of the Proposed Equity Offering are more favorable to the purchasers of the Equity Securities than the terms and conditions set forth in the Equity Offering Notice, then the Company may not proceed with such Proposed Equity Offering without first complying again with the provisions of this Agreement and delivery of a new Equity Offering Notice to Investor.

            (f) Notwithstanding the foregoing provisions of this Section 2, upon the issuance of rights pursuant to a Shareholders' Rights Plan, the Company shall make effective provision to permit the Investor or its successors or permitted assigns to purchase, on the same terms and conditions as the holders of Common Stock and Class B Common Stock, twenty percent (20%) of the Equity Securities issued upon the conversion of or the exercise of any rights under the preferred stock issued pursuant to such Shareholders' Rights Plan, whether or not the Investor has complied with the notice provisions of Section 2(c).

       3.   Receivables Offering Participation Interest.

            (a) The Company agrees that, until the fifth (5th) anniversary of the date of this Agreement, it shall not consummate any Receivables Offering unless the Investor is provided an opportunity to purchase up to fifty percent (50%) of the Receivables offered in such Receivables Offering and all of the procedures, terms and conditions of this Section 3 are complied with.

            (b) Commencing on the date of the Closing, if the Company, or any subsidiary of the Company, desires to commence a Receivables Offering (a "Proposed Receivables Offering"), then the Company shall provide to Investor, at least thirty (30) days prior to the proposed closing date of such Proposed Receivables Offering, a notice (a "Receivables Offering Notice") which describes in reasonable detail the Proposed Receivables Offering, including, without limitation, (i) a description of the Receivables proposed to be Transferred (the "Offered Receivables"), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which such Proposed Receivables Offering is to be made. The Receivables Offering Notice shall also include a copy of any written proposal, term sheet or letter of intent or other document or agreement relating to the Proposed Receivables Offering.

            (c) Investor shall have the right for a period of twenty (20) days following receipt of a Receivables Offering Notice to deliver a notice to the Company (a "Receivables Offering Exercise Notice") specifying that Investor elects to participate in such Proposed Receivables Offering. The Receivables Offering Exercise Notice shall set forth the amount, up to fifty percent (50%), of the Offered Receivables to be purchased by the Investor in such Proposed Receivables Offering (the "Receivables Purchase Amount").

            (d) If Investor delivers a Receivables Offering Exercise Notice within such twenty (20) day period, then the Investor shall, at the closing of such Proposed Receivables Offering, be entitled to purchase the amount of Offered Receivables equal to the Receivables Purchase Amount, such purchase to be on the same terms and conditions as those applicable to the other purchasers in such Proposed Receivables Offering; provided, however, that such terms and conditions shall be no less favorable to the Investor than the terms and conditions set forth in the Receivables Offering Notice; provided further, that in the event the Offered Receivables are described in clause (ii) of Section 1(j) and are Transferred in an underwritten offering, such terms and conditions shall be no less favorable to the Investor than the terms and conditions, including purchase price, on which the underwriter purchases the Offered Receivables; and provided further, that if the Offered Receivables are not Receivables described in clause (ii) of Section 1(j), such terms and conditions shall provide that the Investor, on the one hand, and the other purchasers of such Offered Receivables, on the other hand, shall each purchase fifty percent (50%) of the total Receivables of each account debtor that comprise the Offered Receivables, or the Offered Receivables shall be allocated among the Investor and such other purchases as may otherwise be agreed among them.

            (e) If the Investor has not timely delivered a Receivables Offering Exercise Notice, the Company may, for a period of ninety (90) days from the giving of the Receivables Offering Notice, proceed with the Proposed Receivables Offering, provided that the terms and conditions are not more favorable to the purchasers of Receivables than the terms and conditions set forth in the Receivables Offering Notice. In the event that (i) the Proposed Receivables Offering is not completed within such ninety (90) day period or
(ii) the terms and conditions of the Proposed Receivables Offering are more favorable to the purchasers of Receivables than the terms and conditions set forth in the Receivables Offering Notice, then the Company may not proceed with such Proposed Receivables Offering without first complying again with the provisions of this Agreement and delivery of a new Receivables Offering Notice to Investor.

       4. Remedies. The parties hereto each expressly acknowledge and understand that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of Section 2 or 3 would cause Investor irreparable harm. In the event of any such breach or threatened breach by the Company or an Affiliate of the Company, Investor shall be entitled to equitable remedies, including, without limitation, injunctive and declaratory relief without proving that damages would be inadequate and without posting any bond. Nothing herein contained shall be construed as prohibiting or otherwise restricting Investor from pursuing any other remedies available at law, in equity or otherwise for any breach or threatened breach of Section 2 or 3 and pursuit of the foregoing remedies shall not be an exclusive election of such a remedy.

       5. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State.

       6. Entire Agreement. This Agreement supersedes and terminates all prior agreements between the parties hereto with respect to the subject matter contained herein, and this Agreement embodies the entire understanding between the parties relating to such subject matter, and any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon.

       7. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors and assigns of the parties hereto. Notwithstanding the foregoing, the Company shall not assign any of its rights or obligations hereunder except by operation of law. The Investor shall have the right to assign its rights hereunder to any of its Affiliates, including, without limitation, Farallon Capital Management, LLC, a Delaware limited liability company, except that Investor shall have the right to assign its rights under Section 3 to any Person, provided, however, that an assignment of such rights to a Person other than an Affiliate of Investor shall be subject to the Company's consent, which consent shall not be unreasonably withheld or delayed.

       8. Notices, etc. All notices given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next business day delivery:

            (a)  if to the Company:

                             Friedman's Inc.
                             171 Crossroads Parkway
                             Savannah, Georgia  31422
                             Facsimile: (912) 201-6609
                             Attention: Chief Executive Officer
                                            and General Counsel

                             with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, New York
                             Facsimile: (212) 735-2000
                             Attention: Richard J. Grossman, Esq.

                             or such other address or facsimile number
                             (or person's attention) as the Company may designate in a notice to the Investor.

            (b)  if to the Investor:

                             Jewelry Investors II, L.L.C.
                             c/o Farallon Capital Management, LLC
                             One Marine Plaza
                             San Francisco, CA 94111
                             Facsimile: (415) 421-2133
                             Attention: Derek Schrier

                             with a copy to:

                             Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Facsimile: (212) 715-8000
                             Attention: David M. Feldman, Esq.

                             or such other address or facsimile number
                             (or person's attention) as the Investor
                             may designate in a notice to the Company.

       9. Amendments or Waivers. This Agreement and any provision hereof may only be amended, waived, discharged or terminated by written instrument signed by the Company and the Investor.

       10. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate the transactions contemplated hereby.

       11. Non-Waiver. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof, whether of a similar or dissimilar nature.

       12. Consent to Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement may be heard and determined in any state or federal court sitting in the county of Los Angeles in the State of California, and by execution and delivery of this Agreement, each of the parties hereto consent to the non-exclusive jurisdiction of those courts. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably (a) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; (b) consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail, delivered or addressed as set forth in Section 8; and (c) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

       13. WAIVER OF JURY TRIAL. THE COMPANY AND INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, STATUE, TORT (SUCH AS NEGLIGENCE) OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

       14. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

       15.  Miscellaneous.

            (a) Section headings are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

            (b) This Agreement may be executed in counterparts, each of which shall be an original, and which shall together constitute one agreement.

            (c) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words "herein," "hereof";" "hereby" or "hereto" shall refer to this Agreement as a whole unless otherwise expressly provided. Any reference herein to a Section shall be a reference to a Section of this Agreement unless the context otherwise requires.

                           [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                FRIEDMAN'S  INC.


                                By:       /s/ Sam Cusano
                                         --------------------------------------
                                         Name:  Sam Cusano
                                         Title: Chief Executive Officer



                                JEWELRY INVESTORS II, L.L.C.

                                By: Farallon Capital Management, LLC, its member


                                By:       /s/ Derek Schrier
                                         --------------------------------------
                                         Name:  Derek Schrier
                                         Title: Managing Member